Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14, 2002 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Hughes Supply, Inc., which is incorporated by reference in Hughes Supply, Inc.’s Annual Report on Form 10-K for the year ended January 25, 2002. We also consent to the incorporation by reference of our report dated March 14, 2002 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

September 23, 2002